Exhibit 10.9

Execution Version

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT made as of August 18, 2023 (this “Agreement”), by and between CONNECTICUT GREEN BANK, a quasi-public agency of the State of Connecticut, having an address at 75 Charter Oak Avenue, Hartford, Connecticut 06106, in its capacity as subordinated lender (“Subordinated Lender” and in its capacity as administrative agent for itself and other secured parties as it relates to the Subordinated Loan, the “Subordinated Agent”), LIBERTY BANK, a mutual savings bank, having an address at 315 Main Street, Middletown, Connecticut 06457, in its capacity as administrative agent for itself and the other secured parties (in such capacity as it relates to the Senior Loan (as defined below), “Senior Agent”, and the SENIOR LENDERS (defined herein).

RECITALS
A.Reference is made to that certain Credit Agreement dated as of the date hereof, among FuelCell Energy Finance Holdco, LLC, a Delaware limited liability company (“Borrower”), the Senior Lenders party thereto from time to time, and Liberty Bank, a mutual savings bank, as administrative agent and lead arranger (as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms of this Agreement, the “Senior Credit Agreement”), whereby Senior Lenders have made available to Borrower a term loan and certain other financial accommodations therein set forth (collectively, the “Senior Loan”), which Senior Loan is secured by certain assignments of, and security interests in, the Collateral.
B.Reference is made to that certain Credit Agreement dated as of the date hereof, among Borrower, Subordinated Agent and the Subordinated Lender party thereto from time to time (as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms of this Agreement, the “Subordinated Credit Agreement”, and together with the Senior Credit Agreement, the “Credit Agreements”), whereby Subordinated Lender has made available to Borrower a term loan and certain other financial accommodations therein set forth (collectively, the “Subordinated Loan”), which Subordinated Loan is secured by certain assignments of, and security interests in, the Collateral.
C.It is a condition precedent to the obligation of Senior Lenders to make the Senior Loan that Subordinated Agent, Borrower, and FuelCell Energy, Inc., a Delaware corporation (the “Guarantor”) execute and deliver this Agreement to Senior Agent.

NOW, THEREFORE, in order to induce Senior Lenders to make the Senior Loan and the Subordinated Lender to make the Subordinated Loan, and in consideration therefor, and in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions.  Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Senior Credit Agreement.  The definitions of terms herein shall apply equally to the singular and the plural forms of the terms defined.  As used in this Agreement, unless otherwise specified, the following terms shall have the following respective meanings:

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bridgeport Loan Agreement” means that certain Loan Agreement entered into by FCE and Connecticut Green Bank dated March 5, 2013, as amended by that certain Amendment to Loan Agreement dated on or about December 19, 2019, pursuant to which Subordinated Lender made a loan to FCE in the amount of $5,873,188.45.

“Collateral” shall mean all of the assets of Grantors, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any of the Senior Debt and/or the Subordinated Debt, including all proceeds and products thereof.

“Disqualified Stock” shall mean any equity security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable in whole or in part on or prior to the date that is 180 days after the then effective maturity date of the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part (whether described as a “put” option or otherwise), (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any equity securities referred to in (a) above on or prior to the date that is 180 days after the then effective maturity date of the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt), or (c) contains any mandatory dividend or distribution obligation (excluding mandatory dividends and distributions in kind) or mandatory repurchase obligation, in each case, which comes into effect on or prior to the date 180 days after the then effective maturity date of the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt).

“Disposition” or “Dispose” shall mean the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing).

“Enforcement Action” shall mean: (a) the exercise of any right or remedy with respect to the Collateral provided to a secured creditor under the Senior Debt Documents or the Subordinated Debt Documents, under applicable Law, at equity, in an Insolvency Proceeding or otherwise, including, without limitation (i) any delivery of any notice to seek to obtain payment directly from any account debtor of a Grantor or any depositary bank, securities intermediary, or other Person obligated on any Collateral, (ii) the taking of any action or the exercise of any right or remedy in respect of the Collateral, or the exercise of any right of setoff or recoupment with respect to obligations owed to a Grantor or the acceptance of Collateral in full or partial satisfaction of an obligation, (iii) the Disposition of all or any portion of the Collateral, by private or public sale or any other means, (iv) the solicitation of bids from third parties to conduct the Disposition of any portion of the Collateral, and (v) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purpose of marketing, or Disposing of any of the Collateral; (b) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Equity Interests composing a portion of the Collateral) whether under the Senior Debt Documents, the Subordinated Debt Documents, under applicable Law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to all or any material portion of the Collateral to facilitate the actions described in the preceding clauses); and (c) any action to commence or join with any Person in commencing or filing a petition for any Insolvency Proceeding in respect of a Grantor.

“FCE” shall mean FuelCell Energy, Inc., a Delaware corporation and a Guarantor of the Senior Loan and Subordinate Loan.

“Grantors” shall mean, collectively, Borrower and Guarantor.

“Insolvency Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to a Grantor; (b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to a Grantor or with respect to a material portion of its assets; (c) any liquidation, dissolution, or winding up of a Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of a Grantor.

“Limited Guaranty” means the Limited Guaranty and Subordination Agreement dated as of the date hereof, made by FCE in favor of Senior Agent.

“Paid In Full” or “Payment In Full” shall mean, (i) indefeasible payment in United States Dollars in full in cash or immediately available funds of all of the Senior Debt (other than contingent obligations under indemnification provisions as to which no claim is pending) and providing cash collateral to Senior Agent in such amount as Senior Agent determines is commercially reasonably necessary to secure the Senior Creditors in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the Senior Creditors may be entitled to indemnification or reimbursement by a Grantor pursuant to the indemnification and reimbursement provisions in the Senior Debt Documents, and (ii) termination or expiration of any commitments to extend credit that would be Senior Debt.

“Protective Advance” shall mean all actual, documented sums paid by Senior Agent or Subordinated Agent, as applicable, to protect (a) the priority, validity and enforceability of the Senior Debt Documents or Subordinated Debt Documents securing the Senior Debt or the Subordinated Debt, as applicable, or (b) the value or the security of any Collateral.

“Refinance” shall mean, in respect of any Senior Debt or Subordinated Debt, to refinance, extend, renew, defease, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Senior Debt or Subordinated Debt in whole or in part in accordance with the terms of this Agreement.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Reorganization Subordinated Securities” shall mean any debt or equity securities of a Grantor or any other Person that are distributed to Subordinated Creditors in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization in an Insolvency Proceeding and that (a) if secured, the Liens securing same are subordinated to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Liens securing the Subordinated Debt are subordinated to the Senior Debt, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) has at least the same benefit of the obligation of such Person, (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) and (d) in the case of equity securities, are not Disqualified Stock.

“Required Senior Lenders” shall mean the “Lenders” as defined in the Senior Credit Agreement.

“Satisfaction In Full” shall mean, (i) indefeasible payment in United States Dollars in full in cash or immediately available funds of all of the Subordinated Debt (other than contingent obligations under indemnification provisions as to which no claim is pending) and providing cash collateral to Subordinated Agent in such amount as Subordinated Agent determines is commercially reasonably necessary to secure the Subordinated Creditors in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the Subordinated Creditors may be entitled to indemnification or reimbursement by a Grantor pursuant to the indemnification and reimbursement provisions in the Subordinated Debt Documents, and (ii) termination or expiration of any commitments to extend credit that would be Subordinated Debt.

“Senior Creditors” shall mean, collectively, the Senior Agent and the Senior Lenders.

“Senior Debt” shall mean the “Obligations” as such term is defined in the Senior Credit Agreement and all principal, interest and other obligations of Grantors at any time due and owing to Senior Creditors, arising out of or incurred in connection with the Senior Debt Documents (including, without limitation, Protective Advances) or other documents, agreements and instruments executed in connection with the obligations thereunder, as modified, extended, renewed, Refinanced or restated in accordance with the terms of this Agreement, whether direct or contingent, and whether now existing or hereafter created and including, without limitation, interest which accrues on the principal amount of the Senior Debt subsequent to the commencement of an Insolvency Proceeding, whether or not such interest is an allowed claim under applicable Law.

“Senior Debt Documents” shall mean the Senior Credit Agreement and the other “Loan Documents” as such term is defined in the Senior Credit Agreement and shall include, without limitation, this Agreement, in each case, as the same may be amended, restated, amended and restated, modified or supplemented in accordance with the terms of this Agreement.

“Senior Lenders” shall mean the “Lenders” as defined in the Senior Credit Agreement.

“Subordinated Creditors” shall mean, collectively, the Subordinated Agent and the Subordinated Lenders.

“Subordinated Debt” shall mean the “Obligations” as such term is defined in the Subordinated Credit Agreement and all principal, interest and other obligations of Grantors at any time due and owing to Subordinated Creditors, arising out of or incurred in connection with the Subordinated Debt Documents (including, without limitation, Protective Advances) or other documents, agreements and instruments executed in connection with the obligations thereunder, as modified, extended, renewed, Refinanced or restated in accordance with the terms of this Agreement, whether direct or contingent, and whether now existing or hereafter created and including, without limitation, interest which accrues on the principal amount of the Subordinated Debt subsequent to the commencement of an Insolvency Proceeding, whether or not such interest is an allowed claim under applicable Law.

“Subordinated Debt Documents” shall mean the Subordinated Credit Agreement and the other “Loan Documents” as such term is defined in the Subordinated Credit Agreement and shall include, without limitation, this Agreement, in each case, as the same may be amended, restated, amended and restated, modified or supplemented in accordance with the terms of this Agreement.  True, correct and complete copies of all of the Subordinated Debt Documents as of the date of this Agreement have been provided to Senior Agent and are listed on Schedule A attached hereto and incorporated herein by reference.

“Subordinated Lender” shall mean Connecticut Green Bank and any other “Lender” as defined in the Subordinated Credit Agreement.

2.SUBORDINATION.
(a)Except as otherwise provided by the terms of this Agreement, the payment of any and all of the Subordinated Debt is hereby expressly subordinated and made junior to the payment of all of the Senior Debt.
(b)Anything in any other agreement, instrument or document executed and delivered in connection with the Subordinated Debt (including, without limitation, the Subordinated Debt Documents) to the contrary notwithstanding, without the prior written consent of Senior Agent, Grantors shall not make, and Subordinated Creditors shall not receive, accept or retain, any direct or indirect payment, or prepayment on account, or any reduction (whether by way of loan, set-off or otherwise) in respect of the Subordinated Debt, or any Collateral, until the Senior Debt shall have been Paid In Full.  Notwithstanding the foregoing and so long as no Default or Event of Default has occurred or would occur after giving effect to such payments,

Subordinated Creditors may receive (i) regularly scheduled payments of principal and interest (but not prepayments other than Cash Sweep Payments permitted pursuant to sub clause (ii) hereof and default rate interest); (ii) payments to Subordinated Agent in the amount sufficient to pay all payments of fees, expenses, and other charges then due in connection with the Subordinated Debt, including but not limited to the payment of any reserves so required by the Senior Credit Agreement and the Subordinated Credit Agreement and (ii) with prior written consent of Required Lenders on an annual basis, Cash Sweep Payments (as defined and set forth in the Subordinated Credit Agreement and Senior Credit Agreement), until such time as Senior Agent has provided Subordinated Lender and Subordinated Agent with written notice that there has occurred an Event of Default or a demand for payment of all or any portion of the Senior Debt (each, an “Blockage Notice”).  After receipt of a Blockage Notice, Subordinated Creditors shall not receive, retain or accept any payment in respect of the Subordinated Debt (whether by way of loan, set off or otherwise), until the earlier of (i) the Senior Debt has been Paid In Full, (ii) such Event of Default has been waived or cured and Senior Agent shall have notified Subordinated Agent of such waiver or cure in writing (and Senior Agent agrees to provide notice of such waiver or cure in a commercially reasonable time but in any event not later than the next Payment Date (as defined in the Subordinated Credit Agreement) after such waiver or cure), and (iii) the Senior Agent notifies the Subordinated Agent in writing that the Subordinated Agent’s receipt of such payments is no longer suspended (any of the forgoing clauses (i)-(iii) being a “Reinstatement Event”). The Grantors shall resume payments to the Subordinated Agent upon the occurrence of a Reinstatement Event and shall pay to Subordinated Agent the amounts of any payments not paid to the Subordinated Agent subsequent to the receipt of the Blockage Notice on the next Payment Date (as defined in the Subordinated Credit Agreement), unless (i) such payments have been deferred in accordance with Section 2.03 of the Subordinated Credit Agreement, or (ii) the making of such payments would, after the giving of notice or the passage of time, or both, cause an “Event of Default” under and as defined in any of the Senior Debt Documents.
(c)The Subordinated Debt Documents shall be legended, in a manner satisfactory to Senior Agent, to indicate that the Subordinated Debt Documents are subject to the provisions of this Agreement.
(d)If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any Collateral or other security shall be received by Subordinated Creditors in contravention of the terms of this Agreement, and before all Senior Debt shall have been Paid In Full, such payment, distribution, Collateral or other security shall not be commingled with any asset of Subordinated Creditors, shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to Senior Agent (with any necessary endorsements), or its representative, for application to the payment of all Senior Debt remaining unpaid, until all of the Senior Debt shall have been Paid In Full.
(e)This Agreement, without further reference, shall pass to and may be relied on and enforced by any assignee of Senior Agent, any assignee of Subordinated Agent, and any assignee, transferee or subsequent holder of any Senior Debt or any Subordinated Debt, and shall be binding on any assignee, transferee or subsequent holder of any Senior Debt and any assignee, transferee or subsequent holder of any Subordinated Debt.  Each Senior Creditor and Subordinated Creditor agrees that it will not assign any of the Senior Debt or any of the Subordinated Debt or make any transfer of any type of the Senior Debt or of the Subordinated Debt, except on terms and conditions which bind the assignee, transferee or pledgee to the terms and conditions hereof.
(f)Notwithstanding any statute, including, without limitation, the Bankruptcy Code, any rule of law, bankruptcy procedures or other Debtor Relief Law to the contrary, the right of Senior Agent hereunder to have all of the Senior Debt Paid In Full prior to the payment of any of the Subordinated Debt shall include, without limitation, the right of Senior Creditors to be Paid In Full, including, without limitation, all interest accruing on the Senior Debt after the filing of any petition by or against any Grantor in connection with any Insolvency Proceeding, prior to the payment of any amounts in respect to the

Subordinated Debt, including, without limitation, any interest due to Subordinated Creditors accruing after the filing of such petition and/or such date.
(g)If any Subordinated Creditor has or acquires any security interests or Liens of any kind against any Grantor’s property, until such security interests and Liens are released, discharged and terminated, such security interests and Liens shall be subordinate and subject to each Senior Creditor’s security interests and Liens against such Grantor’s property arising from or out of the Senior Debt, regardless of (i) the order, date or time as of which any security interests or Liens are granted or attach to any Grantor’s property, (ii) the order, date or time of Uniform Commercial Code filings or any other filings or recordings, (iii) the order, date or time of granting of any such security interests or Liens, (iv) the physical possession of any Grantor’s property, or (v) the method or manner of the grant, attachment or perfection of (or any defect or deficiencies in, or failure to attach or perfect) any security interests or Liens in or to any Grantor’s property, in each case until the Senior Debt is Paid In Full.  Each reference to a Grantor’s property in this Section 2(g) shall include, without limitation, the Collateral.
(h)Each of Subordinated Creditor and Senior Creditor hereby agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the extent, validity, attachment, perfection, priority or enforceability of a Lien held by or on behalf of any Senior Creditor or any Subordinated Creditor in or to the Collateral (or the extent, validity, allowability or enforceability of any Senior Debt or any Subordinated Debt secured thereby or purported to be secured thereby) granted by the Senior Credit Agreement, Senior Debt Documents, Subordinated Credit Agreement or Subordinated Debt Documents; provided, that nothing in this Agreement shall be construed to prevent or impair the right of any Senior Creditor or any Subordinated Creditor to enforce this Agreement or their rights hereunder.
(i)If, in connection with any Enforcement Action by Senior Agent, Senior Agent releases any of its Liens on any part of the Collateral (or such Liens are released by operation of Law) or releases Guarantor from any part of its obligations in respect of the Senior Debt, then, solely to the extent the Liens of the Senior Creditor have been released or Senior Agent has released Guarantor from any part of its obligations, the corresponding Liens of any Subordinated Creditor on such Collateral, and the corresponding obligations of Guarantor in respect of the Subordinated Debt, shall be automatically, unconditionally and simultaneously released to the same extent, it being understood that the Subordinated Agent still has, subject to this Agreement, a security interest with respect to proceeds thereof, except to the extent received or applied to the Senior Debt.
(j)Unless and until the Senior Debt has been Paid In Full:  (i) Senior Agent shall have the sole and exclusive right, subject to the rights of Grantors under the Senior Debt Documents, to adjust and settle any claim under any insurance policy covering the Borrower, the Collateral or the Facility in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid in accordance with Section 9(a); and (iii) if any Subordinated Creditor shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 2(j), such Subordinated Creditor shall promptly pay such proceeds over to Senior Agent for distribution in accordance with Section 9(a).
(k)Each Subordinated Creditor hereby consents to the execution and delivery by Grantors of the Senior Debt Documents, notwithstanding anything to the contrary contained in the Subordinated Debt Documents and any of the other agreements, instruments and documents executed in connection with the Subordinated Debt.  Each Senior Creditor hereby consents to the execution and delivery by Grantors of the Subordinated Debt Documents, notwithstanding anything to the contrary contained in the Senior Debt Documents and any of the other agreements, instruments and documents executed in connection with the Senior Debt.

(l)Each of Subordinated Agent and Senior Agent shall provide the other with written notice of the occurrence of any default or event of default under the Subordinated Debt Documents or the Senior Debt Documents, respectively, at the same time it provides notice of such default or event of default to Borrower; provided, that a failure to provide such notice shall not affect the rights or obligations of Subordinated Agent or Senior Agent hereunder.
(m)In addition to any other permitted payments provided for by this Agreement, including, but not limited to, those payments permitted by Sections 2(b), 7, and 9 hereof, the following payments to, or for the benefit of, Subordinated Creditors shall be permitted on the date hereof without requiring the written consent of the Senior Creditors:
(i)The commitment fee provided for in Section 2.06(a) of the Subordinated Credit Agreement;
(ii)All Reserves required to be paid to or for the benefit of Subordinated Creditors pursuant to the Subordinated Credit Agreement, including, but not limited to, all payments required to be made to the CGB DSCR Reserve Account in accordance with Section 6.20(c) of the Subordinated Credit Agreement.
3.BANKRUPTCY PROVISIONS.

(a)Enforceability and Continuing Priority.   This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of any Senior Creditor and the Subordinated Creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code (or similar Debtor Relief Law).

(b)Financing.  If any Grantor shall be subject to any Insolvency Proceeding and if Senior Agent consents to the use, sale or lease of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code (or similar Debtor Relief Law)) (referred to herein as “Cash Collateral”), on which any Senior Creditor has a Lien or any Senior Creditor provides, or Senior Agent consents to such Grantor obtaining, financing provided under Section 364 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law (such financing, a “DIP Financing”), then each Subordinated Creditor agrees that it will be deemed to have consented to, and hereby consents in advance to, such Cash Collateral use, sale or lease and will not, directly or indirectly, raise any objection to such DIP Financing, as applicable, and, if DIP Financing is involved, each Subordinated Creditor consents to, and will, subordinate its Liens in the Collateral (and in any other assets of the Grantors, that may serve as collateral (including avoidance actions, or the proceeds thereof) for such DIP Financing) (A) to the Liens securing such DIP Financing on the same terms (but on a basis junior to the Liens of Senior Creditors) as the Liens of Senior Creditors are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement) and (B) to any “replacement Liens” or Liens on additional collateral granted to Senior Creditors as adequate protection of their interests in the Collateral.  Each Subordinated Creditor further agrees that (i) adequate notice to the Subordinated Creditors for such DIP Financing or use of Cash Collateral shall be deemed to have been given to Subordinated Creditors if Subordinated Agent receives notice in advance of the hearing to approve such DIP Financing or use, sale or lease of Cash Collateral on an interim basis and at least three (3) business days in advance of the hearing to approve such DIP Financing or use, sale or lease of Cash Collateral on a final basis and (ii) without the prior written consent of Senior Agent, Subordinated Creditors shall not, directly or indirectly, provide, offer to provide, or support any DIP Financing.  If, in connection with any Cash Collateral use or DIP Financing, any Liens on the Collateral held by any Senior Creditor to secure the Senior Debt are subject to a surcharge or are subordinated to any administrative priority claim, a customary professional fee “carve-out,” or fees owed to the United States Trustee (collectively, the “Priming

Claims”), then the Liens on the Collateral of any Subordinated Creditor securing the Subordinated Debt shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of Senior Creditors consistent with this Agreement and, to the extent such Priming Claims are consented to in writing by Senior Agent, payment of same shall be deemed to be a use of Cash Collateral.

(c)Sales.  Each Subordinated Creditor agrees that it will consent to, and will not object or oppose a motion to Dispose of any Collateral (or any procedures related to such Disposition) free and clear of the Liens of Subordinated Creditors under Section 363 or Section 1129 of the Bankruptcy Code (or similar Debtor Relief Laws), and will be deemed to have consented pursuant to Section 363(f) of the Bankruptcy Code, if (a) Senior Agent has consented to the sale of such Collateral free and clear of the Liens of Senior Agent, (b) such motion does not impair, subject to the priorities set forth in this Agreement, the rights of the Subordinated Creditors under Section 363(k) of the Bankruptcy Code or similar Debtor Relief Law (so long as the right of any Subordinated Creditor to offset its claim against the purchase price only arises after Payment In Full of the Senior Debt), and (c) either (i) pursuant to court order, the Liens of any Subordinated Creditor attach to the net proceeds of the Disposition with the same priority and validity as the Liens held by such Subordinated Creditor on such Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the net proceeds of the Disposition are (x) applied to the payment of the DIP Financing or the Senior Debt, (y) set aside for payment of any Priming Claims, or (z) applied in accordance with Section 9(a).  Notwithstanding anything in the foregoing to the contrary, the Subordinated Creditors may raise any objections to such Disposition of the Collateral that could be raised by a creditor of Grantors whose claims are not secured by Liens on such Collateral; provided, such objections are not inconsistent with any other term or provision of this Agreement and are not based on their status as secured creditors (without limiting the foregoing, Subordinated Creditors may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any similar Debtor Relief Law) with respect to the Liens granted to any Subordinated Creditor in respect of such assets).

(d)Relief from the Automatic Stay.  Until Payment In Full of the Senior Debt, each Subordinated Creditor agrees not to: (a) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of Senior Agent; or (b) oppose any request by any Senior Creditor to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.  Notwithstanding anything to the contrary in the immediately preceding sentence but otherwise solely to the extent not inconsistent with the terms of this Agreement, Subordinated Creditors may raise any objections to any request by the Senior Agent or any Senior Creditor to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral that could be raised by a creditor of Grantors whose claims are not secured by Liens on such Collateral.

(e)Adequate Protection.

(i)	In any Insolvency Proceeding involving a Grantor,
(A)Each Subordinated Creditor agrees that it shall not object to or contest, or support any other Person objecting or contesting (and instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to do so):

(x)any request by any Senior Creditor prior to the Payment In Full of the Senior Debt for adequate protection of their interest in the Collateral, including replacement or additional Liens on post-petition assets; or

(y)any objection by any Senior Creditor to any motion, relief, action, or proceeding based on any Senior Creditor claiming a lack of adequate protection;

(B)if Senior Agent or any one or more Senior Lenders are granted adequate protection in the form of an additional or replacement Lien (on existing or future assets of Grantors) in connection with any DIP Financing or use of Cash Collateral, then Senior Agent agrees that Subordinated Agent shall also be entitled to seek, without objection from Senior Creditors, adequate protection in the form of an additional or replacement Lien (on such existing or future assets of Grantors), which additional or replacement Lien, if obtained, shall be subordinate to the Liens securing the Senior Debt (including those under a DIP Financing) on the same basis as the other Liens securing the Subordinated Debt are subordinate to the Senior Debt under this Agreement;
(C)Subordinated Agent may not seek adequate protection except for adequate protection to the extent permitted pursuant to Section 3(e)(i)(B) and, any adequate protection Lien securing the Subordinated Debt shall be subordinated to such senior adequate protection Lien securing the Senior Debt on the same basis as the other Liens securing the Subordinated Debt are subordinated to the Liens securing the Senior Debt under this Agreement;
(D)without the written consent of Senior Agent, Subordinated Agent may not seek adequate protection in the form of cash payments with respect to its rights in the Collateral and, any such cash payments received by any Subordinated Creditor shall be paid over, delivered and transferred to Senior Agent in accordance with Section 2(d); and
(E)if Senior Agent or any one or more Senior Lenders are granted adequate protection in the form of post-petition interest at a rate at least equal to the default contract rate set forth in the Senior Credit Agreement, the Subordinated Creditors may seek and receive payment of post-petition interest as adequate protection payments at a rate equal to, or less than, the default contract rate set forth in the Subordinated Credit Agreement.
(ii)No Subordinated Creditor shall object to, oppose, or challenge the determination of the extent of any Liens, held by any Senior Creditor or the value of any claims of any Senior Creditor under Section 506(a) of the Bankruptcy Code (or similar Debtor Relief Law) or any claim by any Senior Creditor for allowance in any Insolvency Proceeding of Senior Debt consisting of post-petition interest, fees, or expenses.  Neither Senior Agent nor any other Senior Lender shall object to, oppose, or challenge the determination of the extent of any Liens held by Subordinated Creditors or the value of any claims of Subordinated Creditors under Section 506(a) of the Bankruptcy Code (or similar Debtor Relief Law) or any claim by Subordinated Creditors for allowance in any Insolvency Proceeding of Subordinated Debt consisting of post-petition interest, fees, or expenses.

(f)Waiver.  Each Subordinated Creditor agrees that it will not, directly or indirectly, assert or support the assertion of, and hereby waives any right that it may have to assert or support the assertion of any claim under Section 506(c) (or similar Debtor Relief Law) or the “equities of the case” exception of Section 552(b) of the Bankruptcy Code (or similar Debtor Relief Law), or out of any election under Section 1111(b)(2) of the Bankruptcy Code as against any Senior Creditor or any of the Collateral to the extent securing the Senior Debt.

(g)No Waiver.  Subject to the other provisions of this Section 3, nothing contained herein shall prohibit or in any way limit any Senior Creditor from objecting in any Insolvency Proceeding involving a Grantor to any action taken by a Subordinated Creditor, including the seeking by a Subordinated Creditor of adequate protection or the assertion by a Subordinated Creditor of any of its rights and remedies under the Subordinated Debt Documents.

(h)Avoidance Issues.  If any Senior Creditor or any Subordinated Creditor is required in any Insolvency Proceeding or otherwise to turn over, disgorge, or otherwise pay to the estate of any Grantor any amount paid in respect of Senior Debt or Subordinated Debt (or if any Senior Creditor or Subordinated Creditor elects to do so upon the advice of counsel) (a “Recovery”), then such Senior Creditor or Subordinated Creditor shall be entitled to a reinstatement of the Senior Debt or the Subordinated Debt with respect to all such amounts, and all rights, interests, priorities, and privileges recognized in this Agreement shall apply with respect to any such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement.  Upon any such reinstatement of Senior Debt or Subordinated Debt, Subordinated Creditors or Senior Creditors (as applicable) will deliver to Senior Agent or Subordinated Agent (as applicable) any Collateral or proceeds thereof received between the date of receipt of such payment subject to the Recovery and the date of the Recovery.

(i)Separate Classification.  Each Subordinated Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Debt Documents and the Subordinated Debt Documents constitute two separate and distinct grants of Liens and (b) because of their differing rights in the Collateral, the Subordinated Debt is fundamentally different from the Senior Debt and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  No Subordinated Creditor shall seek in any Insolvency Proceeding to be treated as part of the same class of creditors as any Senior Creditor and shall not oppose any pleading or motion by any Senior Creditor for the Senior Creditors and Subordinated Creditors to be treated as separate classes of creditors.  Notwithstanding the foregoing, if it is held that the Senior Debt and the Subordinated Debt constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Subordinated Creditor hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral exceeds the amount of the Senior Debt incurred and accrued before the commencement of any Insolvency Proceeding, Senior Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding before any distribution is made in respect of any of the claims held by Subordinated Creditors.  Each Subordinated Creditor hereby agrees to turn over to Senior Agent amounts otherwise received or receivable by it to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of such Subordinated Creditor.

(j)Plan of Reorganization.

(i)If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan, both on account of Senior Debt and on account of Subordinated Debt, then, to the extent the debt obligations distributed on account of the Senior Debt and on account of the Subordinated Debt are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
(ii)The provisions of Section 1129(b)(1) of the Bankruptcy Code (or similar Debtor Relief Law) notwithstanding, each Subordinated Creditor agrees that it will not propose, support, or vote in favor of any plan of reorganization of a Grantor that is inconsistent with the priorities or other provisions of this Agreement.
(iii)Nothing in this Agreement prohibits or limits the right of Subordinated Creditors, in connection with any Insolvency Proceeding commenced by or against any Grantor, to receive and retain, (i) in respect of any claim classified under such plan as a secured claim in accordance with section 506(a)(1) of the Bankruptcy Code, (A) any Reorganization Subordinated Securities that are issued by a reorganized Grantor pursuant to a plan of reorganization or similar dispositive restructuring plan, provided, that the terms of this Agreement will still apply after the issuance of such Reorganization Subordinated

Securities if such securities are received at any time prior to Payment In Full of the Senior Debt or (B) any distribution received by Subordinated Creditors pursuant to a plan of reorganization or similar dispositive restructuring plan that is accepted by the requisite affirmative vote of all classes composed of the secured claims of Senior Creditors (and such classes do not include the claims of any creditors other than Senior Creditors) or (ii) in respect of any claim classified under such plan as an unsecured claim in accordance with section 506(a)(1) of the Bankruptcy Code, any distribution received by Subordinated Creditors pursuant to a plan of reorganization or similar dispositive restructuring plan.
4.Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Senior Creditors and the Subordinated Creditors arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by:
(a)Any amendment, renewal, extension, modification, termination of or supplement to the Senior Debt Documents or the Subordinated Debt Documents or any other agreement, instrument or document executed or delivered pursuant to the Senior Debt Documents or the Subordinated Debt Documents (to the extent such amendment, renewal, extension, modification or supplement is permitted under the terms of this Agreement);
(b)The validity or enforceability of the Senior Debt Documents, the Subordinated Debt Documents or such other agreements, instruments or documents;
(c)The release, sale, exchange or surrender, in whole or in part, of any Collateral, now or hereafter existing, for any of the Senior Debt or Subordinated Debt or any other indebtedness, liability or obligation of Grantors to Senior Creditors or Subordinated Creditors, now existing or hereafter arising (in each case to the extent permitted under the terms of this Agreement);
(d)The release or substitution of any party liable on the Senior Debt or Subordinated Debt, any guarantor of the Senior Debt or Subordinated Debt (including, without limitation, Guarantor) or any other party providing credit support for the Senior Debt or Subordinated Debt;
(e)Any exercise or failure to exercise any right, power or remedy under or in respect of the Senior Debt or the Subordinated Debt or any of such agreements, instruments and documents referred to in Section 4(a) above or arising at law or in equity (in each case to the extent permitted under the terms of this Agreement); and
(f)Any increase, compromise, expansion, postponement, waiver, consent, release, indulgence, extension, renewal, modifications (subject to Section 6 below), delay or other action, inaction or omission in respect of the Senior Debt or the Subordinated Debt or any of the agreements, instruments or documents executed and delivered in respect of any Collateral for the Senior Debt or the Subordinated Debt (in each case to the extent permitted under the terms of this Agreement).
5.Restrictions on Subordinated CREDITORS.  Prior to Payment In Full of the Senior Debt, and notwithstanding anything contained in the Subordinated Debt Documents to the contrary, Subordinated Creditors shall not, without the prior written consent of Senior Agent, do any of the following:
(a)Amend, modify, supplement, renew, extend, terminate or agree to any amendment, modification or supplement, renewal, extension or termination of, or to, the Subordinated Debt or any of the Subordinated Debt Documents in any manner other than in accordance with Section 6(b) below;
(b)Accelerate the maturity or demand payment of all or any portion of the Subordinated Debt, take any Enforcement Action, or take any action towards collection of all or any portion of the Subordinated Debt or enforcement of any rights, or to foreclose upon, take possession of or attempt to realize on any Collateral, powers or remedies under the Subordinated Debt Documents or other agreements entered into pursuant thereto upon the occurrence of any breach, default or event of default under any of the Subordinated Debt Documents;
(c)Subordinated Creditors agree that they will not at any time (including during an Insolvency Proceeding) (x) contest the extent, validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Senior Agent and Senior Lenders in the Collateral securing the Senior Debt or (y) contest, protest or object to any exercise of rights and remedies taken by the Senior Agent or any Senior Creditor; or
(d)Except with respect to the security interests and Liens created by the Subordinated Debt Documents, obtain any security interest in or Liens upon any Grantor’s existing or hereafter acquired real or personal property, including, without limitation, the Collateral, without Senior Agent’s prior written consent.  In the event that any Subordinated Creditor shall, despite the provisions of this Section 5(d) obtain any such security interest or Lien, then without any further action any such security interest or Lien shall be deemed assigned to Senior Agent as Collateral for the Senior Debt.
6.Amendments of the Debt Documents.
(a)The Senior Debt Documents may be amended, restated, amended and restated, waived, supplemented, restructured or otherwise modified in accordance with their terms and the Senior Debt may be increased and/or Refinanced, in each case without notice to, or the consent of, the Subordinated Agent or the Subordinated Creditors, all without affecting the subordination or other provisions of this Agreement, or the liabilities or obligations of the parties hereto; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to the Subordinated Agent for the benefit of itself and the related Subordinated Creditors) to the terms of this Agreement; provided, further, however, that any such amendment, restatement, waiver, supplement, restructuring, modification, increase or Refinancing shall not without the prior written consent of the Subordinated Agent (i) increase the interest rate margins by more than 200 basis points per annum (excluding the imposition of the default rate set forth in the Senior Debt Documents as in effect on the date hereof), (ii) add any direct or indirect restriction(s) on the ability of Borrower to repay the Subordinated Debt or make payments in respect of the Subordinated Debt that would otherwise be permitted to be made pursuant to the Senior Debt Documents and this Agreement, (iii) shorten the scheduled amortization of principal on the Senior Debt other than by acceleration and other than any voluntary or mandatory prepayments thereof as provided for in the Senior Debt Documents on the date hereof, (iv) contractually subordinate the payment of the Senior Debt to any other indebtedness or obligations owing by Borrower, (v) modify any mandatory prepayment provision, or (vi) increase any fees or add any additional fees, except (A) as currently provided in the Senior Debt Documents, (B) for fees in connection with any increase of the principal amount of the Senior Debt or any Refinancing thereof, (C) for fees related to Swap Contracts (as defined in the Senior Credit Agreement), or (D) for fees in connection with any modification of, amendment to, or forbearance with respect to the Senior Debt Documents and/or the Senior Debt; provided, further, that Senior Agent shall provide seven (7) calendar days’ advance written notice to Subordinated Agent of any increase in the principal amount of the Senior Debt.
(b)The Subordinated Debt Documents may be amended, restated, amended and restated, waived, supplemented, restructured or otherwise modified in accordance with their terms and the Subordinated Debt may be Refinanced, in each case without notice to, or the consent of, the Senior Agent or the Senior Creditors, all without affecting the subordination or other provisions of this Agreement, or the liabilities or obligations of the parties hereto; provided, however, that, in the case of a Refinancing, the holders of such Refinancing debt bind themselves (in a writing addressed to the Senior Agent for the benefit of itself and the related Senior Creditors) to the terms of this Agreement; provided, further, however, that any such amendment, restatement, waiver, supplement, restructuring, modification, or Refinancing shall not without the prior written consent of the Senior Agent: (i) increase the principal amount of the Subordinated

Debt, (ii) increase the interest rate by more than 200 basis points per annum (excluding the imposition of the default rate set forth in the Subordinated Debt Documents as in effect on the date hereof), (iii) add any direct or indirect restriction(s) on the ability of Borrower to repay the Senior Debt or make payments in respect of the Senior Debt that would otherwise be permitted to be made pursuant to the Subordinated Debt Documents and this Agreement, (iv) shorten the scheduled amortization of principal on the Subordinated Debt other than by acceleration and other than any voluntary or mandatory prepayments thereof as provided for in the Subordinated Debt Documents on the date hereof, (v) contractually subordinate the payment of the Subordinated Debt to any other indebtedness or obligations owing by Borrower, (vi) modify any mandatory prepayment provision (vii) change, add or modify in any manner any covenant of the Subordinated Debt Documents in a manner that is adverse to Borrower or Senior Creditors or confers additional rights on the Subordinated Creditors (unless a substantively identical amendment is made to the Senior Debt Documents simultaneously therewith), or (viii) increase any fees or add any additional fees, except (A) as currently provided in the Subordinated Debt Documents, (B) for fees in connection with any increase of the principal amount of the Subordinated Debt permitted hereunder or any Refinancing thereof, or (C) for fees in connection with any modification of, amendment to, or forbearance with respect to the Subordinated Debt Documents and/or the Subordinated Debt.
7.GUARANTOR SUBORDINATION.  In the event that the payment of the Subordinated Debt has been or shall be guaranteed by a Person who has also guaranteed or shall hereafter guarantee the payment of all or any of the Senior Debt, then each Subordinated Creditor hereby agrees that it will not demand or receive any payment, security or collateral from such Person guaranteeing the payment of the Subordinated Debt until all of the Senior Debt shall have been Paid In Full.  Any such payment, security or collateral received in violation of this Section shall be subject to Section 2(d) hereof.  Subordinated Creditors shall not accept a guaranty from any Person with respect to any of the Subordinated Debt unless such Person has given to Senior Agent a guaranty of the Senior Debt and such Person’s guaranty of the Subordinated Debt is subordinate to such Person’s guaranty of the Senior Debt on the same terms and conditions contained herein.  The foregoing notwithstanding, (a) FCE shall use, or direct Borrower to use on its behalf, the proceeds from the Subordinated Loan to repay the $3,000,000 “B Loan” (as such term is defined in the  Bridgeport Loan Agreement) made by Connecticut Green Bank including any accrued interest and fees due and payable pursuant to the B Loan immediately upon receipt of the funds from the Subordinated Loan; (b) FCE shall make the payments to Senior Lenders contemplated by the Limited Guaranty on the date hereof.
8.GRATUITOUS BAILEE FOR PERFECTION
(a)Senior Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable Law (such Collateral being referred to as the “Pledged Collateral”), for the benefit of, and as gratuitous bailee and as a non-fiduciary representative (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC) for Subordinated Agent, solely for the purpose of perfecting the Lien granted under the Subordinated Debt Documents, in each case subject to the terms and conditions of this Section 8.  Unless and until the Payment In Full of the Senior Debt, Subordinated Agent agrees to promptly notify Senior Agent of any Pledged Collateral held by it or by any other Subordinated Creditor, and, immediately upon the request of Senior Agent at any time prior to the Payment In Full of the Senior Debt, Subordinated Agent agrees to deliver to Senior Agent any such Pledged Collateral held by it or by any other Subordinated Creditor, together with any necessary endorsements (or otherwise allow Senior Agent to obtain possession of such Pledged Collateral).  The Senior Agent hereby agrees that following the Payment In Full of the Senior Debt, upon the written request of the Subordinated Agent, to the extent that the applicable control agreement is in full force and effect and has not been terminated, the Senior Agent shall continue to act as such a gratuitous bailee and non-fiduciary representative for the Subordinated Agent (solely for the purpose of perfecting the security interest granted under the Subordinated Debt Documents and at the expense of the Subordinated Agent) with respect to the deposit account or securities account that is the subject of such control agreement and to which the Subordinated Agent is not a party, until the earlier to occur of (i) 30 days after the date when the Payment In Full of the Senior Debt has occurred, and (ii) the date when a control agreement is executed in favor of the Subordinated Agent with respect to such deposit account or securities account.
(b)Senior Agent shall have no obligation whatsoever to Subordinated Agent or any other Subordinated Creditor to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 8.  The duties or responsibilities of Senior Agent under this Section 8 shall be limited solely to possession or control of the Pledged Collateral as gratuitous bailee and non-fiduciary representative in accordance with this Section 8 and delivering the Pledged Collateral upon Payment In Full of the Senior Debt as provided in this Section 8.
(c)Senior Agent acting pursuant to this Section 8 shall not have by reason of the Senior Debt Documents, the Subordinated Debt Documents, or this Agreement a fiduciary relationship in respect of Subordinated Agent or any other Subordinated Creditor.
(d)Senior Agent hereby agrees that upon the Payment In Full of the Senior Debt, to the extent permitted by applicable Law, upon the written request of Subordinated Agent (with all costs and expenses in connection therewith to be for the account of Subordinated Agent and to be paid by Grantors) Senior Agent shall, without representation, recourse or warranty, take all action reasonably requested by Subordinated Agent to transfer the possession of the Pledged Collateral, if any, then in its possession to Subordinated Agent, except in the event and to the extent (i) such Collateral is sold, liquidated, or otherwise disposed of by Senior Agent or any other Senior Creditor or by a Grantor as provided herein in full or partial satisfaction of any of the Senior Debt or as permitted by the Senior Debt Documents, or (ii) it is otherwise required by any order of any court or other Governmental Authority or applicable Law.
(e)The foregoing provision shall not impose on Senior Agent or any other Senior Creditor any obligations which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or other governmental authority or any applicable Law or give rise to risk of legal liability.
9.proceeds
(a)Application of Proceeds.
(i)Regardless of whether an Insolvency Proceeding has been commenced by or against any Grantor, (x) any Collateral or proceeds thereof received in connection with any Enforcement Action and (y) any Collateral or proceeds thereof (or amounts distributed on account of a Lien in the Collateral or the proceeds thereof) received in connection with any Insolvency Proceeding involving a Grantor, shall (at such time as such Collateral or proceeds or other amounts have been monetized) be applied or distributed:

(A)first, to the Payment In Full of the Senior Debt in accordance with the Senior Debt Documents, until Payment In Full of the Senior Debt;

(B)second, to the Satisfaction In Full of the Subordinated Debt in accordance with the Subordinated Debt Documents, until Satisfaction In Full of the Subordinated Debt;

(C)third, to the applicable Grantor or such other Person as may be legally entitled thereto or as a court of competent jurisdiction may otherwise direct.

(ii)Notwithstanding the foregoing, until the Payment In Full of the Senior Debt, if any Enforcement Action with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Senior Agent as additional collateral for the Senior Debt and, at such time as such non-cash proceeds are monetized, shall be applied in the order of application set forth above. Senior Agent shall have no duty or obligation to Dispose of such non-cash proceeds and may Dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its discretion; provided, that any non-cash proceeds received by Senior Agent may be distributed by Senior Agent to the Senior Creditors in full or partial satisfaction of Senior Debt in an amount determined by Senior Agent acting at the direction of the Required Senior Lenders or as a court of competent jurisdiction may direct, including an order confirming a plan of reorganization in an Insolvency Proceeding.  No receipt and application of any Collateral, or proceeds thereof, received in the ordinary course of business by Senior Agent (such Collateral, and the proceeds thereof, “Ordinary Course Collections”) shall constitute an Enforcement Action by Senior Agent for purposes of this Agreement and all Ordinary Course Collections received by Senior Agent may be applied, reversed, reapplied, or credited in whole or in part, pursuant to the Senior Credit Agreement.
(b)Turnover.  Unless and until the Payment In Full of the Senior Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against any Grantor), any Collateral, or proceeds thereof, received by Subordinated Agent or any Subordinated Creditor (i) in connection with an Enforcement Action with respect to the Collateral by Subordinated Agent or any Subordinated Creditor (it being acknowledged and agreed that such Enforcement Action would be in violation of Section 5) or any Insolvency Proceeding involving a Grantor, or (ii) as a result of the collusion by Subordinated Agent or any Subordinated Creditor with any Grantor in violating the rights of Senior Agent or any other Senior Creditor (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and forthwith paid over to Senior Agent for the benefit of the Senior Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  Senior Agent is hereby authorized to make any such endorsements as agent for Subordinated Agent and the Subordinated Creditors and this authorization is coupled with an interest and is irrevocable until the Payment In Full of the Senior Debt.
(c)Prepayments.  Except for any Cash Sweep Payments, but only to the extent permitted by this Agreement, without the prior written consent of Senior Agent, no Subordinated Creditor will take, demand, or receive from any Grantor any prepayment of principal (whether optional, voluntary, mandatory, or otherwise or by redemption, defeasance, or other payment or distribution) with respect to any Subordinated Debt, until the Payment In Full of the Senior Debt.  If any such prepayments are received at any time before the Payment In Full of the Senior Debt by one or more of the Subordinated Creditors, such amounts shall be held for the benefit of the Senior Creditors and forthwith paid over to Senior Agent for the benefit of the Senior Creditors.
10.MISCELLANEOUS.
(a)In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the Senior Debt, the Senior Debt Documents, the Subordinated Debt, the Subordinated Debt Documents or any other agreement, instrument or document executed in connection therewith or the indebtedness evidenced thereby, the provisions of this Agreement shall control and govern.
(b)Any notice required or permitted to be given hereunder shall be validly given if set forth in writing and delivered by hand or sent by recognized overnight courier, addressed to the parties hereto at their respective addresses as set forth above.  Any party hereto may designate any other address to which any notices shall be given by notice duly given hereunder.  Such notices shall be deemed effective on the day delivered or sent, if delivered in person, on the first business day after the day on which mailed, if sent via overnight courier (e.g. FedEx), or on the third business day after the day on which mailed, if sent by registered or certified mail.
(c)This Agreement shall continue in force for as long as any portion of the Senior Debt remains unpaid, it being contemplated that this Agreement be of a continuing nature.

(d)This Agreement may not be amended or modified orally but may be amended or modified only in writing and must be signed by all parties hereto.  No waiver of any term or provision of this Agreement shall be effective unless it is in writing, making specific reference to this Agreement and signed by the party against whom such waiver is sought to be enforced.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.  This Agreement shall be binding upon Borrower, Guarantor, Subordinated Creditors, Senior Creditors and their respective successors and assigns and shall inure to the benefit of Senior Creditors and Subordinated Creditors and their respective successors and assigns.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Connecticut without regard to conflict of laws principles.
(e)Subject to Section 8 (Gratuitous Bailee) and Section 9(a) (Application of Proceeds), this Agreement shall terminate upon the Payment In Full of the Senior Debt (for the Senior Creditors) and payment in full of the Subordinated Debt (for the Subordinated Creditors).
(f)To the fullest extent permitted by applicable Law, Subordinated Creditors and Senior Creditors shall not assert, and hereby waive any claim against each respective party, on any theory of liability, for special, indirect, consequential or punitive damages (but excluding direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any related Senior Debt Documents and/or Subordinated Debt Documents, the transactions contemplated hereby or thereby or the use of the proceeds of the Senior Debt and/or the Subordinated Debt.
11.CONSENTS AND WAIVERS RELATING TO LEGAL PROCEEDINGS.
(a)EACH PARTY HERETO KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY ANY PARTY HERETO AND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS HEREUNDER TO THE JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF CONNECTICUT OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF CONNECTICUT AND (ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING.
(b)EACH PARTY HERETO KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND IN, ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, ARISING OUT OF OR OTHERWISE RELATING TO (i) THIS AGREEMENT OR ANY OF THE OBLIGATIONS HEREUNDER, (ii) ANY TRANSACTION ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR (iii) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Subordinated Agent:
CONNECTICUT GREEN BANK, as Subordinated Agent By: /s/ Bryan Garcia Name: Bryan Garcia Title: President and CEO
Subordinated Lender: CONNECTICUT GREEN BANK, as Subordinated Lender By: /s/ Bryan Garcia Name: Bryan Garcia Title: President and CEO

[Signature page to Subordination Agreement]

Senior Agent:
LIBERTY BANK, as Senior Agent By: /s/ Daniel Longo Name: Daniel Longo Title: First Vice President
Senior Lenders:

LIBERTY BANK,
as a Senior Lender

By: /s/ Daniel Longo

Name: Daniel Longo

Title: First Vice President

AMALGAMATED BANK,
as a Senior Lender

By: /s/ Collin Hooper

Name: Collin Hooper

Title: First Vice President

[Signature page to Subordination Agreement]

BORROWER’S AND GUARANTOR’S AGREEMENT

Each of the undersigned, the Borrower and the Guarantor mentioned in the foregoing Subordination Agreement, acknowledges and agrees to make no payments on the Subordinated Debt (as defined in the Subordination Agreement) until Payment In Full of the Senior Debt, except such payments as may be permitted pursuant to Sections 2(b), 2(m), 7, and 9 of the Subordination Agreement or with the prior written consent of Senior Agent.

[Remainder of page left intentionally blank; signature page to follow.]

Dated:  August 18, 2023

Borrower:

FUELCELL ENERGY FINANCE HOLDCO, LLC

By: FuelCell Energy Finance, LLC

Its: Sole Member

By:FuelCell Energy, Inc.

Its:Sole Member

By: /s/ Michael S. Bishop

Name: Michael S. Bishop

Title: Executive Vice President and
Chief Financial Officer

Guarantor:

FUELCELL ENERGY, INC. By: /s/ Michael S. Bishop Name:Michael S. Bishop Title:Executive Vice President and Chief Financial Officer

[Signature page to Subordination Agreement (Borrower’s and Guarantor’s Agreement)]

Schedule A

List of Subordinated Debt Documents

1.	Subordinated Credit Agreement.
2.	Promissory Note dated as of even date herewith, made by Borrower in favor of Connecticut Green Bank, in the original principal amount of $8,000,000.00.
3.	Security Agreement dated as of even date herewith, made by Borrower in favor of Subordinated Agent.
4.	Limited Guaranty Agreement dated as of even date herewith, made by Guarantor in favor of Subordinated Agent.
5.	Pledge and Security Agreement dated as of even date herewith, made by Guarantor in favor of Subordinated Agent.
6.	Environmental Indemnity Agreement dated as of even date herewith, made by Borrower in favor of Subordinated Agent.
7.	Undertaking dated as of even date herewith, made by Borrower in favor of Subordinated Agent.
8.	Perfection Certificate dated as of even date herewith made by Borrower to Subordinated Agent and Subordinated Lenders.

9.	Restricted (Non-Blocked) Account Agreement dated as of even date herewith, made by and among Borrower, Project Company, Senior Lender and Subordinated Agent.
10.	Deposit Account Security and Pledge Agreement dated as of even date herewith, made by Borrower and Project Company in favor of Subordinated Agent.